KINDER MORGAN ENERGY PARTNERS, L.P. AND SUBSIDIARIES
          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (Dollars In Thousands Except Per Unit Amounts)

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                                                                         Three Months Ended March 31,
                                                                        ------------------------------
                                                                             2006             2005
                                                                        -------------    -------------
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Weighted average number of limited partners' units on which limited partners' net income per unit is based:
Basic...............................................................      220,753,405      207,527,852
Add:  Incremental units under common unit option plan and under contracts to issue units depending on the market price of the
    units at a future date..........................................          326,096           55,669
                                                                        -------------    -------------
Assuming dilution...................................................      221,079,501      207,583,521
                                                                        =============    =============


Calculation of Limited Partners' interest in Net Income:
Net Income..........................................................    $     246,709    $     223,621
Less:  General Partner's interest in Net Income.....................         (129,528)        (111,727)
                                                                        -------------    -------------
Limited Partners' interest in Net Income............................    $     117,181    $     111,894
                                                                        =============    =============


Limited Partners' Net Income per unit:
Basic...............................................................    $        0.53    $        0.54
Diluted.............................................................    $        0.53    $        0.54

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